UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 15, 2008

RIDGESTONE RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-53269
(State or other jurisdiction of incorporation)	(Commission File No.)

101 California Street, Suite 2450
San Francisco, CA 94111
(Address of principal executive offices and Zip Code)

(888) 863-3423
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRCTORS OR CERTAIN OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY
ARRANGEMENTS OF CERTAIN OFFICERS

     On July 15, 2008, Pardeep Sarai resigned as our president, principal executive officer, secretary, treasurer, principal financial officer, and principal accounting officer. Mr. Sarai remains on our board of directors.

     On the same date, Lincoln Parke was appointed to our board of directors and appointed our president, principal executive officer, secretary, treasurer, principal financial officer, and principal accounting officer.

     Since February 2006, Mr. Parke has been the president of China Bright Technology Development Limited located in Central Hong Kong ("China Bright"). China Bright holds the intellectual property rights for the purpose of developing, manufacturing, marketing, and distributing products designed to reduce gas emissions from internal combustion engines. The China Bright intellectual property rights are directed at the use of hydrogen technology to reduce gas emissions from internal combustion engines. From June 2002 to February 2006, Mr. Parke was president of Tianjin Jiaxin Investment Guarantee Co. Ltd. located in Tianjin, Peoples' Republic of China ("PRC"). Tianjin Jiaxin Investment Guarantee Co. Ltd. was engaged in the business making loans to small corporations located in China. From March 2001 to April 2002, Mr. Parke was chief financial officer of Sol Produce located in Vancouver, British Columbia. Sol Produce was an international produce distributor.

     We have not entered into any material plan, contract or arrangement with Mr. Parke in connection with his employment or as a member of the board of directors. We have not paid Mr. Parke any money or given him anything of value as of the date hereof.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 17th day of July 2008.

RIDGESTONE RESOURCES, INC.

BY:	LINCOLN PARKE
Lincoln Parke
Principal Executive Officer